THIS AMENDED AND RESTATED PROMISSORY NOTE RENEWS, EXTENDS, AMENDS AND RESTATES THAT CERTAIN PROMISSORY NOTE DATED FEBRUARY 29, 2008 FROM BORROWER IN FAVOR OF WACHOVIA BANK, NATIONAL ASSOCIATION EVIDENCING AN ORIGINAL PRINCIPAL AMOUNT OF $47,613,000 OF WHICH $41,467,412.32 IS CURRENTLY OUTSTANDING.

AMENDED AND RESTATED PROMISSORY NOTE

US $38,500,000

Cincinnati, Ohio
January 3, 2013

FOR VALUE RECEIVED, the undersigned, **AHB APARTMENTS, LLC**, a Delaware limited liability company ("**Borrower**") promises to pay to the order of **WESTERN-SOUTHERN LIFE ASSURANCE COMPANY**, an Ohio corporation, ("**Lender**"), at its home office located at 400 Broadway, Cincinnati, Ohio 45202 or at such other place as Lender may from time to time designate in writing, the principal sum of Thirty Eight Million Five Hundred Thousand and 00/100 Dollars ($38,500,000.00) (the "**Loan**"), together with interest on the unpaid principal balance from time to time outstanding in accordance with the provisions of this Promissory Note (the "**Note**").

1. <u>INTEREST RATE</u>. From the date of this Note and during the entire term of the Loan, the interest rate shall be four and 65/100 percent (4.65%) per annum (the "**Loan Interest Rate**"), except as otherwise provided in this Note. All interest payable under this Note shall be paid in arrears and shall be calculated on the basis of a 360-day year, thirty (30)-day month with the first and last month calculated by the actual number of days principal is outstanding. Under no circumstances shall the interest, fees, and charges collected or to be collected under this Note exceed the maximum, if any, permitted by applicable law. If any such law is interpreted so that said interest, fees, and/or charges would exceed any such maximum, and Borrower is entitled to the benefit of such law, then:

(a) such interest, fees, and/or charges shall be reduced by the amount necessary to reduce the same to the permitted maximum; and

(b) any sums already collected from Borrower that exceed the permitted maximum will be refunded. Lender may choose to make any refund either by treating the payments, to the extent of the excess, as prepayment of principal or by making a direct payment to Borrower. No Prepayment Premium (as defined below) shall be assessed on prepayments under this subsection. The provisions of this subsection shall control over any inconsistent provision of this Note or any other Loan Documents (as defined in paragraph 6 below).

2. <u>MANNER OF PAYMENT</u>. Principal and interest shall be payable in installments as follows:

(a) A payment of all interest to accrue hereon from the date of this Note to and including the day prior to January 5, 2013 shall be due and payable on the Closing Date. For the purposes of this Note, the "**Closing Date**" shall be the date the Loan proceeds are disbursed.

(b) Commencing February 5, 2013, and on the fifth (5th) day of each month for 17 consecutive months, until July 5, 2014, (b), Borrower shall make level monthly payments of principal and interest of $149,187.50. Thereafter, commencing on August 5, 2014 and throughout the remaining term of this Note, Borrower shall make level monthly payments of principal and interest of $198,520.17.

(c) The entire unpaid principal balance on this Note, together with all accrued but unpaid interest and all other sums due under this Note and under any document securing this Note (collectively, the "**Indebtedness**") shall be due and payable on January 5, 2023 (the "**Maturity Date**") if not sooner paid.

Time is of the essence in the payment of all sums due under this Note.

3. APPLICATION OF PAYMENTS. All payments received prior to the Maturity Date or prior to an Event of Default (as defined in paragraph 8 below) (including all notice and cure periods) shall be applied first to interest on the unpaid principal balance of this Note, then to the unpaid principal balance of this Note. After the Maturity Date or an Event of Default (after the expiration of all notice and cure periods), all payments received from, or on behalf of, Borrower shall be applied in the following order: (i) to any advancements of, or funds established for, payment of any insurance costs or premiums, taxes, assessments, or other advances made by Lender on Borrower's behalf or to any unpaid charges or fees as provided for in this Note or any other Loan Documents, together with interest at the applicable rate on such advances (or at the Default Rate in case of an Event of Default); (ii) any late charges as set forth in this Note; (iii) to any prepayment premiums payable pursuant to this Note; (iv) to interest on the unpaid principal balance of this Note; and then (v) to the unpaid principal balance of this Note.

4. LATE CHARGES; DEFAULT INTEREST RATE. Borrower recognizes that a default by Borrower in making the payments agreed to be paid under this Note and pursuant to the Mortgage (as defined in paragraph 6 below) when due, including any agreed Lender charges or fees, shall result in Lender incurring additional expense in servicing the Loan, in loss to Lender of the use of the money due, and in frustration to Lender in meeting its loan commitments. Borrower therefore agrees as follows:

(a) Borrower shall pay, on demand, an amount equal to five percent (5%) of each delinquent sum (the "**Late Payment Charge**") if any monthly installment or other payment is not paid when due and any applicable cure period has expired. An additional sum of five percent (5%) of any delinquent sum shall be charged for each successive month that the monthly installment or other payment (including a Late Payment Charge) remains past due and shall be incurred on the fifth (5) day of each month without a daily pro rata adjustment for payment made after the fifth (5th) day of the month. Acceptance of such late charge by Lender shall not constitute a waiver of the default with respect to the overdue amount and shall not prevent Lender from exercising any other rights and remedies available to it. Notwithstanding any of the foregoing, the Late Payment Charge will not apply and will not be incurred by Borrower at any time that Lender is collecting interest at the Default Rate. Upon maturity, whether by acceleration, demand or otherwise, and at the Lender's option upon the occurrence and continuation of any Event of Default (as defined in paragraph 8 below), the Late Payment Charge shall not apply; provided, however, that in either such event, the Loan shall bear interest at the Default Rate as set forth below.

(b) Upon the occurrence of an Event of Default, the Loan shall bear interest thereafter until paid in full at a default rate equal to the lesser of (i) the highest rate of interest allowable under the laws of the state where the Property is located or (ii) the Loan Interest Rate plus five percent (5%) per annum (the "**Default Rate**"). The Default Rate shall continue to apply whether or not judgment shall be entered on the Note.

(c) Both the Late Payment Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Lender's expenses incident to the handling of delinquent payments or other defaults under the terms of this Note and any other Loan Documents and such charges are in addition to, and not in lieu of, the Lender's exercise of any rights and remedies under this Note, under any other Loan Documents, or under applicable law. In addition, the Default Rate reflects the increased credit risk to the Lender of carrying a loan that is in default. Borrower and Lender agree that such Late Payment Charge and Default Rate represent a fair and reasonable estimate of the anticipated and actual losses Lender will incur by reason of such late payment and default, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

5. PREPAYMENTS. Borrower shall not have the privilege to prepay, and Lender shall not have an obligation to accept tendered prepayments of, the whole or any portion of the Loan, except as expressly stated below.

(a) Upon not less than thirty (30) days prior written notice to Lender, Borrower shall have the privilege to fully prepay the Indebtedness, provided that Borrower simultaneously pays to Lender a premium (the "**Prepayment Premium**") equal to the greater of:

> (i) the sum of (i) the present value of the scheduled monthly payments on this Note from the date of prepayment to the Maturity Date and (ii) the present value of the amount of principal and interest due on the Maturity Date of this Note (assuming all scheduled monthly payments due prior to the Maturity Date were made when due); minus (iii) the outstanding principal balance of this Note as of the date of prepayment. The present values described in (i) and (ii) are to be computed on a monthly basis as of the date of prepayment, discounted at the yield to maturity of the U.S. Treasury Note or Bond that is closest in maturity with a price closest to 100 to the Maturity Date of this Note, as reported in the Wall Street Journal, absent manifest error, on the fifth (5th) business day preceding the date of prepayment; or
>
> (ii) one percent (1%) of the outstanding principal balance of this Note as of the date of prepayment.

(b) In the event that (i) Lender exercises its right to accelerate the Maturity Date following an Event of Default, or (ii) payment is tendered of the full amount due at any time prior to a foreclosure sale or other similar proceeding, either by Borrower, its successors, or assigns or by anyone on its behalf, it shall be deemed by the Lender that such events shall constitute an evasion of the Prepayment Premium and to be a voluntary prepayment; therefore, to the extent permitted by applicable law, such prepayment shall include the premium required to be paid under paragraph 5(a) above.

(c) Notwithstanding paragraphs 5(a) and 5(b) above, (i) Borrower shall have the privilege, after providing thirty (30) days advance written notice, to prepay this Note in full, without any prepayment premium, at any time during the ninety (90) day period immediately preceding the Maturity Date and (ii) no Prepayment Premium shall be due and payable in the event Lender elects to apply any insurance proceeds or condemnation awards payable with respect to the Property (defined in paragraph 6 below) to the Indebtedness in accordance with the terms of the Mortgage.

6. **SECURITY**. This Note is given for the Loan in the above amount and is secured by the Open-End Mortgage, Security Agreement, Assignment of Rents and Lease, and Fixture Filing in favor of Lender and dated as of the same date as this Note (the "**Mortgage**"), which Mortgage is a first lien on certain real and personal property located in Okaloosa County, Florida and more fully described in the Mortgage (the "**Property**"). The Mortgage, this Note, and all other documents, including any guarantee, executed by Borrower or a Guarantor in connection with the Loan are hereinafter collectively referred to as the "**Loan Documents.**" Borrower hereby agrees to perform and comply with each of the terms, covenants and provisions contained in this Note and in all other Loan Documents, all such terms, covenants and provisions being hereby made a part of this Note to the same extent and with the same force and effect as if fully set forth in this Note. The term "Property" shall mean both the real and personal property that is encumbered by the Mortgage.

7. **DISBURSEMENTS**. Funds representing the proceeds of the Loan and evidenced by this Note that are disbursed by wire transfer, or other delivery to Borrower, to escrows, or otherwise delivered for the benefit of Borrower pursuant to instructions from Borrower shall, for all purposes, be deemed outstanding under this Note and to have been received by Borrower as of the date of such wire transfer or other delivery, and interest shall accrue and be payable upon such funds from and after the date of such wire transfer or delivery and until repaid to Lender, notwithstanding the fact that such funds may not, at any time, have been received or remitted by such escrows to Borrower.

8. **DEFAULT**. The occurrence of any of the following events after the expiration of any notice and cure period set forth below shall be deemed an "Event of Default" under this Note: (i) the failure to make punctual payment of any sum(s) due, or declared to be due, under this Note or the Loan Documents, including any guaranty; (ii) the occurrence of a default under, the lapse of any notice or cure period, and the acceleration by Lender of any other indebtedness arising under loan documents representing such indebtedness and originally entered into between Lender and Borrower; (iii) the filing by or against Borrower or any Guarantor of any proceeding in bankruptcy, reorganization, debt adjustment, or receivership that is not dismissed within sixty (60) days after the filing thereof (in the case of either, the "**Required Dismissal Date**"), or a general assignment by Borrower or any Guarantor for the benefit of creditors; (iv) the commencement of any foreclosure proceeding or execution against the Property or any other collateral securing the Loan and the failure to obtain a dismissal of such action within sixty (60) days after the filing thereof; or (v) the material breach or failure to observe or perform by Borrower or any Guarantor any other material term, condition, covenant, agreement, representation, or warranty (whether monetary or non-monetary) provided for under any of the Loan Documents and the lapse of any applicable notice or cure period.

Notwithstanding the foregoing or any other provision of the Loan Documents: (a) Borrower shall have five (5) business days following receipt of notice thereof from Lender to cure a monetary default under clause (i) above, but no more frequently than once in each Loan Year; (b) except for a default under clause 8(iii) above, Borrower shall have thirty (30) days after receiving written notice thereof from Lender to cure a non-monetary default; and (c) should there occur an Event of Default under clause (iii) or clause (v) above with respect to any Guarantor, such Guarantor will notify Lender in writing that Guarantor desires to provide a Supplemental Guarantor (as defined in and subject to the same terms and conditions of Section 3.5(i) of the Limited Recourse Guaranty (the "**Guaranty**") dated on or about the date hereof executed by Guarantors in favor of Lender). If the requirements with respect to such Supplemental Guarantor set forth in Section 3.5(i) of the Guaranty are satisfied, in Lender's sole discretion, reasonably exercised, then the event that would otherwise have been an Event of Default hereunder shall be deemed cured; provided, however, with respect to a default under clause (iii) of this section, such Supplemental Guarantor must be in place prior to the Required Dismissal Date. If the non-monetary default cannot be cured within said thirty (30) day period, Borrower shall have a reasonable period of time to complete the cure, provided that action to cure such non-monetary default is commenced within said thirty (30) day period and Borrower is, in Lender's sole judgment, diligently pursuing a cure to completion.

As used herein, "**Loan Year**" means each twelve (12) month period beginning with the first full monthly installment of principal and interest due under the terms of this Note and each anniversary thereof.

As used herein, "**Guarantor**" means any guarantor of any of the Borrower's obligations to the Lender existing on the date of this Note or arising in the future.

9. **REMEDIES**. Upon the occurrence of an Event of Default and the expiration of any applicable cure period, if any, then (i) the entire Indebtedness shall immediately become due and payable without further notice (which is hereby expressly waived by Borrower), at the option of Lender, and (ii) Lender may exercise any rights or remedies available to it under this Note and the Loan Documents and at law or in equity. The remedies of the Lender as provided in this Note and the Loan Documents shall be cumulative and concurrent and may be pursued singly, successively, or together against the Borrower, the Property, any Guarantor or indemnitor of this Note, and/or any other security at the sole discretion of the Lender. Time is of the essence.

Borrower hereby agrees to pay all costs and expenses of collection when incurred by Lender in connection with the Loan (which costs and expenses may be added to the principal balance due under this Note and be receivable therewith), including reasonable attorneys' fees and costs if this Note is placed in the hands of an attorney for collection or if collected through probate, bankruptcy, or other judicial or nonjudicial proceedings. Such attorneys' fees shall include, but not be limited to, the reasonable out-of-pocket fees and costs incurred by Lender in all matters of collection and enforcement, construction, protection, and interpretation before and after suit, trial, proceedings and appeals, as well as appearance in and connected with any bankruptcy proceedings or creditors' reorganization or arrangement proceedings.

10. **LIMITATION OF LIABILITY**. Except as otherwise provided herein and in the Loan Documents, in the event Lender should take action at any time to enforce the collection of

the Loan, Lender may exercise any remedy it may have against the Property, including without limitation, foreclosing on the Mortgage.

(a) If Lender elects to foreclose the Mortgage, and, as a result of the foreclosure and sale of the Property, a lesser sum is realized from the sale of the Property than the amount due and owing on the Indebtedness, Lender shall not seek or obtain any deficiency or other money judgment against Borrower, except as provided in paragraph 10(b) below. Borrower and Lender, by its acceptance of this Note, agree that Borrower and all partners, members, stockholders, or holders of beneficial interests in Borrower shall have no personal liability for the payment of the Indebtedness, and the Indebtedness and the performance of or compliance with any other obligations of Borrower under the Loan Documents, shall be considered nonrecourse to Borrower, its partners, members, stockholders, or holders of beneficial interests, except as provided in the immediately preceding sentence.

(b) The foregoing provisions of paragraph 10(a) notwithstanding, Lender shall have full recourse against Borrower and Guarantors and the same shall be personally liable, jointly and severally (and Lender shall not be restricted from obtaining any monetary or other judgment against such persons and entities), to the extent of any loss, cost (including reasonable attorney's fees) or liability suffered by Lender as a result of: (i) the Borrower misapplying, or, following an Event of Default, failing to remit to Lender, any condemnation awards, casualty proceeds, or security deposits attributable to the Property unless such awards, proceeds, or deposits are required to be escrowed or paid to an unaffiliated third party pursuant to a court order; (ii) any act of fraud or material breach of any representation or warranty of Borrower or any member thereof, contained in the Loan Documents or any other agreement, certificate or instrument delivered pursuant to or in connection with the Loan Documents; (iii) the collection by Borrower of rents more than one (1) month in advance, or the failure by Borrower to apply the rents toward the normal and necessary operating expenses of the Property or the curing of any Event of Default, or in the manner and for the purposes provided in the Mortgage or in any other Loan Documents; (iv) the presence, release, threatened release, treatment or removal of any Hazardous Materials (as defined in the Environmental Indemnity Agreement dated on or about the date hereof between Borrower and Lender) (including asbestos) or any underground or other storage tanks at the Property; (v) the violation of applicable environmental laws relating to Hazardous Materials or underground storage tanks at the Property, and any lien against any portion of the Property authorized or imposed by any environmental law; (vi) any diminution in value of the Property or other collateral or security for the Loan, arising from the active waste of the Borrower; (vii) any casualty or loss affecting the Property that was self-insured risk or under-insured or deductible amount under a policy of insurance relating to the Property, including without limitation those relating to terrorism and/or mold coverage; (viii) the failure by Borrower to insure the Property as expressly set forth in any Loan Documents that were executed at the Closing of the Loan, including without limitation the failure to carry terrorism and/or mold coverage; (ix) Borrower failing to pay any taxes or assessments on the Property; (x) the filing of any bankruptcy or other reorganization proceeding by Borrower. For purposes of this Section 10(b), the term "Borrower" shall include AHB Development LLC.

(c) In addition to and notwithstanding the foregoing, Borrower shall be fully liable for and Lender shall have full recourse against Borrower for the full amount of the Indebtedness in the event there shall occur an event of default under Section 2.2.26 of the Mortgage, or as a result of a voluntary encumbrance against the Property prohibited under Section 2.2.14 of the

Mortgage. For purposes hereof, residential leases for apartment units of the Property entered into in the ordinary course of business shall not constitute encumbrances that would trigger full recourse to the Borrower hereunder.

(d) The foregoing limitation on personal liability is not intended and shall not be deemed to constitute a forgiveness of the Indebtedness or a release of the obligation to repay said Indebtedness according to the terms and provisions hereof, but shall operate solely to limit the remedies otherwise available to the holder hereof for the enforcement and collection of such Indebtedness.

11. WAIVER; NO RELEASE. Borrower, any sureties, guarantors, successors in interest, and all others who may become liable for all or any part of this obligation (i) severally waive presentment and demand for payment, protest, notice of protest, demand and dishonor, and nonpayment of this Note, except for notices specifically provided for in this Note or the other Loan Documents, (ii) expressly agree that the Maturity Date of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of each, and (iii) agree that the Lender hereof may release all or any part of the Property or any other collateral securing the Indebtedness on the payment hereof or release any party liable for this obligation, and such extension or release may be made without notice to any of such parties and without discharging the liability of any such party. Borrower also waives all defenses based upon suretyship or impairment of collateral. It is further agreed that no alteration, amendment or waiver of any provision of this Note or any of the Loan Documents made by agreement between Lender and any other person or party shall release, discharge, modify, change or affect the liability of Borrower under this Note or the Loan Documents. The right to plead any and all statutes of limitation as a defense to any demand on this Note, or any agreement to pay the same, or any demand secured by the Loan Documents, or any and all obligations and liabilities arising out of or in connection with this Note or in the Loan Documents, is expressly waived by Borrower to the fullest extent permitted by law. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of such right or remedy on a future occasion.

12. CONTROLLING LAW. This Note will be interpreted under, and the rights and liabilities of the Lender and Borrower determined in accordance with, the laws of the state in which the Property is located, excluding its conflict of laws rules. Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in such state; provided, however, that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment, or exercising any rights against the Borrower individually, against any security, or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

13. COMPLIANCE WITH LAWS; SEVERABILITY. If, under any circumstances whatsoever, the fulfillment of any provision of this Note conflicts with the mandatory requirements or prohibitions prescribed by any applicable statute or other applicable law with regard to obligations of like character or amount, then, to the fullest extent possible, this Note

shall be construed so as to give effect to the intent manifested by any provision held to be invalid, illegal, unenforceable, or otherwise contrary to law.

If any provision of this Note is found to be invalid or unenforceable by a court, all other provisions of this Note will remain in full force and effect.

14. WAIVER OF JURY TRIAL. THE BORROWER AND, BY ACCEPTANCE OF THIS NOTE, LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHTS THAT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND, BY ITS ACCEPTANCE OF THIS NOTE, LENDER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

15. **NOTICES**. All notices provided for or required by this Note shall be given as provided in the Mortgage.

16. **CAPTIONS**. The captions and headings of the paragraphs of this Note are for reference only and are not to be used to interpret or define the provisions hereof.

17. **AMENDMENT AND RESTATEMENT**. This Note amends and restates, and is in substitution for, that certain Promissory Note in the original principal amount of $47,613,100.00 payable to the order of Wells Fargo Bank, National Association (successor in interest to Wachovia Bank, National Association) and dated February 29, 2008 (the "**Existing Note**"). However, without duplication, this Note shall in no way extinguish, cancel or satisfy the Borrower's unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to any of Borrower's obligations hereunder and under any other document relating hereto.

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[Signature page to Promissory Note]

Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

IN WITNESS WHEREOF, Borrower, by its duly authorized officer(s), has executed this Note as of the day and year first above written.

AHB APARTMENTS, LLC, a Delaware limited liability company

By: AHB Development LLC, a Delaware limited liability company, its sole member

By: NF 108 Henderson Beach Limited Partnership, a Delaware limited partnership, its manager

By: NF 105 Development GP LLC, a Delaware limited liability company, its general partner

By: Donna C Kruger
Name: Donna C Kruger
Title: Vice President